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                                                                   Exhibit 99(a)

                      INSILCO CORPORATION AND SUBSIDIARIES



                 Schedule II - Valuation and Qualifying Accounts
                                 (In thousands)


                                                                              Additions
                                                                      -------------------------
                                                                       (1)             (2)
                                                                     Charged         Charged
                                                       Balance at     to costs        to other                      Balance
                     Description                       beginning       and           accounts      Deductions     at end of
                                                       of period     expenses       (describe)     (describe)       period
------------------------------------------------------ --------------- ---------- -------------- -----------------------------
For the year ended December 31, 1996

   Allowances deducted from assets:

      Accounts receivable (for doubtful
       receivables)                                   $ 11,303          2,298            -        (8,623)(a)          4,978

      Inventory (primarily for obsolescence)             6,154          2,606            -        (2,644)(b)          6,116


For the year ended December 31, 1997


   Allowances deducted from assets:

      Accounts receivable (for doubtful
       receivables)                                   $  4,978            701            -        (3,547)(c)          2,132

      Inventory (primarily for obsolescence)             6,116          2,826            -        (3,498)(b)          5,444


For the year ended December 31, 1998

   Allowances deducted from assets:

      Accounts receivable (for doubtful
       receivables)                                   $  2,132          1,460            -          (812)(a)          2,780

      Inventory (primarily for obsolescence)             5,444          2,281            -        (3,882)(b)          3,843



Notes:   (a)  Primarily accounts written off, net of recoveries.
         (b)  Primarily obsolete parts written off.
         (c) Primarily due to the sale of the Rolodex Business and accounts written off, net of recoveries.